 JOINT FILER INFORMATION Name: Cynthia L. Goldenberg Address: c/o Immunomedics, Inc. 300 American Road Morris Plains, N.J. 07950 Designated Filer: David M. Goldenberg Issuer and Ticker Symbol: Immunomedics, Inc. - IMMU Date of Event Requiring Statement: June 11, 2003 (The June 11, 2003 date was incorrectly reported in the original Form 4 as April 1, 2003.) Signature: /s/ Scott A. Samuels (for Cynthia L. Goldenberg, By Scott A. Samuels (under power of attorney))